SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  October 30, 2007

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Executive management of First Regional Bancorp has provided the following information in response to questions received from securities analysts and others.

Question:                                           How many First Regional shares did the company repurchase during the third quarter of 2007 under the company’s previously announced share repurchase program?

Answer:                                                   The Bank repurchased 283,103 of its shares during the third quarter of 2007.

Question:                                           What is the status of the approximate $40 million of money market deposits, which First Regional previously announced would be leaving First Regional Bank in connection with First Regional’s termination of its business serving as custodian of certain retirement accounts administered by certain third-party non-bank administrators?

Answer:                                                   Our resignation as custodian for the third party administrators is underway and still pending. Accordingly, the related deposits have not left First Regional as of this time. We expect these funds to be transferred out of the Bank during the fourth quarter of 2007. Once again, this line of business is separate and apart from First Regional’s Trust Administration Services business unit, which serves as administrator of retirement accounts.

Question:                                           We note that Other Expense rose by $790,000 from $3.83 million for the second quarter 2007 to $4.62 million for the third quarter 2007. We note from First Regional’s press release that $300,000 of this increase reflects a provision for the estimated costs of discontinuing the custodial services program for third-party administrators of retirement accounts. What other factors account for the increase in Other Expense during the third quarter of 2007?

Answer:                                                   In addition to the $300,000 expense item already discussed, a portion of this increase is due to the resumption of the payment of FDIC premiums, which affects all banks. Other than this, there do not appear to be any material non-recurring expense items.

Question:                                           First Regional Bank has previously described its loan portfolio as primarily consisting of floating rate, prime based loans. In light of the Federal Reserve Board’s recent action to reduce interest rates, how much of reduced interest revenue can be offset by corresponding lower interest expense on First Regional’s interest bearing deposits.

Answer:                                                   Perhaps about one-half. In the event of future rate cuts, we would expect we may be able to offset more than one-half of lost interest revenue on loans by reduced interest expense on deposits.

Question:                                           What were First Regional’s average deposits for each category of interest bearing deposits for the quarter ended September 30, 2007?  What would the cost of such funds be equal to for each category?

Answer:                                                   Non-Interest Bearing Deposits by Category
For the Three Month Period Ended September 30, 2007

Interest Bearing Deposit Category	Average Balance	Interest Expense	Average Rate
	(000’s omitted)	(000’s omitted)
Money Market Accounts	$970,374	$9,841	4.0%
Time Deposits	221,867	2,837	5.1%
Savings Deposits	57,132	350	2.4%

Question:                                           We note that the disbursed construction loan balance as of September 30, 2007 was $558.9 million, up $47.3 million from $511.6 million as of June 30, 2007. What percentage of total construction loan commitments does this disbursed amount represent, and how does this compare with recent prior periods?

Answer:                                                   The following table presents the requested information for the quarter ended September 30, 2007 and for the prior four quarters.

	Disbursed Balance	Undisbursed Balance	Total Commitment	Percent Disbursed to Total Commitment
	(000’s omitted)	(000’s omitted)	(000’s omitted)
Construction Loans
As of September 30, 2007	$558,912	$454,488	$1,013,400	55%
As of June 30, 2007	511,641	447,043	958,684	53%
As of March 31, 2007	426,684	393,670	820,354	52%
As of December 31, 2007	380,026	370,214	750,240	51%
As of September 30, 2006	351,303	311,744	663,047	53%

Question:                                           First Regional has stated that it has not engaged in sub-prime lending; however, it does have a significant portfolio of multi-family construction loans. Does First Regional’s loan loss reserve adequately account for exposure in the multi-family construction area, particularly condominium construction?

Answer:                                                   Our loan loss reserve is calculated monthly and tested quarterly for adequacy. We believe that the reserve was adequate as of September 30, 2007 to support risk exposure in the loan portfolio, including risks in multi-family and condominium construction loans.

Loan loss reserve adequacy is tested each quarter as a function of a number of things; in particular, loan growth and changes in levels of nonperforming loans. Thus, loan loss provisions will generally be greater in quarters with greater loan growth, and also in quarters with increases in nonperforming loans and/or loan charge-offs. In addition, in recognition of the risks inherent in condominium construction loans, First Regional records a greater provision to reflect levels of construction lending, over and above the provision we make for completed projects. Thus, loan loss provisions will also generally be somewhat greater in quarters where there is growth in construction loans, including condominium construction projects.

We also note that, while some parts of the country have experienced dramatic declines in values of condominiums, to date, this phenomenon does not appear to have taken place to the same extent in the southern California markets where the properties securing most of First Regional’s loans are located. Rather, declines in value in such areas appear to be relatively moderate. We believe that the values of properties securing the majority of First Regional’s loans in such areas remain well in excess of the Bank’s loan amounts with respect to such properties. In addition, even if more substantial declines in value should occur, many of our borrowers report that unsold units could be temporarily utilized as apartment rentals, which would generate income to support debt service through periods of depressed valuation.

We will continue to monitor the situation and make additions to the loan loss reserve as may be appropriate based the above factors and on market conditions.

Item 8.01                                           Other Events

On October 30, 2007, First Regional Bancorp learned that it would record a one-time, pre-tax gain of $2,455,000 from the sale of all of First Regional’s remaining restricted shares of Mastercard Worldwide Class B common stock. The sale of the restricted Class B shares was made in connection with Mastercard Worldwide’s 2007-1 Class B Common Stock Voluntary Conversion and Sale Program. Pursuant to such program, First Regional elected to sell all of its remaining restricted Class B common shares. Such payment will be recorded as a nonrecurring gain for the fourth quarter of 2007 and is expected to have an after-tax effect of increasing First Regional’s earnings for the fourth quarter of 2007 by approximately $1.4 million.

Previously, in July 2006, First Regional had reported that its earnings during the second quarter of 2006 included a non-recurring gain of $268,000 resulting from the redemption by MasterCard Worldwide of a portion of its restricted Class B common stock.  First Regional had earlier acquired the restricted Mastercard Worldwide Class B shares pursuant to MasterCard Worldwide’s reorganization of its membership interests into classes of restricted common stock.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

Statements made herein are made as of the date hereof only. The Company shall have no obligation to update information and forward-looking statements presented herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2007

FIRST REGIONAL BANCORP

	By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary